Exhibit 10.1

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This STOCKHOLDER VOTING AND SUPPORT AGREEMENT, dated as of August 12, 2008 (this “Agreement”), is by and among The Middleby Corporation, a Delaware corporation (the “Parent”), and the holder of capital stock of TurboChef Technologies, Inc., a Delaware corporation (the “Company”) set forth on the signature page hereto (the “Stockholder”).

RECITALS

WHEREAS, the board of directors of the Company has determined it is in the best interests of the stockholders of the Company for the Company to enter into an Agreement and Plan of Merger, by and among Parent, the Company and Chef Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), dated as of August 12, 2008 (as in effect on the date hereof, the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly-owned subsidiary of Parent;

WHEREAS, the Stockholder holds of record and Beneficially Owns the shares of Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (such shares, together with any shares of Common Stock that are hereafter issued to or otherwise acquired or owned by such Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, as a condition to entering into the Merger Agreement, Parent desires that the Stockholder enter, and the Stockholder is willing to enter, into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholder, intending to be legally bound, hereby agree as follows:

(1)           Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.  In addition, for purposes of this Agreement:

(a)            “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(b)           “Common Stock” means (i) shares of common stock, par value $0.01 per share, of the Company and (ii) any change in such shares by reason of any stock dividend, split-up, recapitalization, combination, conversion of securities, exchange of shares or the like.

(2)           Voting of Subject Shares.

(a)           The Stockholder hereby agrees that, until the termination of this Agreement, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, such Stockholder shall, vote or cause to be voted the Subject Shares:

(i)            in favor of (A) adopting the Merger Agreement and thereby approving the Merger and any other matters contemplated by the Merger Agreement that are necessary for consummation of the Merger and (B) approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held;

(ii)           against (A) any agreement or arrangement related to or in furtherance of any Acquisition Proposal (other than the Merger) or (B) any corporate action the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

and in connection therewith to execute any documents reasonably requested by Parentthat are necessary or appropriate in order to effectuate the foregoing.

(b)           In order to implement the provision of Section 2(a), the Stockholder covenants and agrees that it will, upon the written request of Parent, not later than three (3) Business Days prior to the Company Stockholder Meeting or, if applicable, the date when written consents must be submitted to the Company, deliver to the Company a duly completed and executed proxy in favor of adopting the Merger Agreement and thereby approving the Merger, and any other matters which are necessary for consummation of the Merger.

(3)           Treatment Under Merger Agreement. The Stockholder acknowledges and agrees to the treatment, payments, terms and conditions applicable to the Common Stock under the Merger Agreement, including, without limitation, Sections 2.1 through 2.3 of the Merger Agreement.

(4)           Grant of Proxy; Appointment of Proxy.

(a)           The Stockholder, revoking (or causing to be revoked) any proxies that it has heretofore granted, hereby irrevocably grants to, and appoints, the Parent as proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares in accordance with the provisions of Section 2 hereof, whether in person at a Company Stockholder Meeting, by proxy, or by written Consent, in the event the Stockholder has not delivered a proxy or a written consent in respect of all the Subject Shares in accordance with Section 2.

(b)           The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the proxy set forth in Subsection 4(a) hereof. The Stockholder hereby affirms (i) that the proxy set forth in Subsection 4(a) hereof is given to secure the performance of the duties of the Stockholder under Section 2 of this Agreement and (ii) that the proxy is irrevocable during the term of this Agreement and is coupled with an interest and may under no circumstances be revoked during the term of this Agreement; provided that such proxy, as well as any proxy delivered as set forth in Subsection 2(b), will be automatically revoked upon termination of the Merger Agreement, as set forth in Section 10.   Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

(5)           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct ownership or incidence of ownership of or with respect to the shares of Common Stock held of record or Beneficially Owned by Stockholder. All rights, ownership and economic benefits of and relating to the shares of Common Stock shall remain vested in and belong to the Stockholder, and Parent shall not acquire by this Agreement any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the shares of Common Stock, except as otherwise provided herein, or in the performance of the Stockholder’s duties or responsibilities with respect to the Company.

(6)           Representations and Warranties of the Stockholder and Parent.

(a)           The Stockholder hereby represents and warrants to, and agrees with, Parent as follows:

(i) The shares of Common Stock set forth below the Stockholder’s name on the signature page hereof are owned by the Stockholder, free and clear of any Encumbrance that would materially and adversely affect Stockholder’s ability to exercise his voting power as provided in Section 2, grant the proxy pursuant to Section 4, or otherwise comply with the terms hereof.

(ii) Other than as provided in the Merger Agreement, (A) there are no options, warrants, rights, subscriptions, convertible or exchangeable securities or other agreements or commitments obligating the Stockholder to transfer, sell, purchase, return or redeem, or cause the issuance, transfer, sale, return or redemption of the shares of Common Stock set forth below the Stockholder’s name on the signature page hereof and (B) there are no voting trusts, proxies, registration rights agreements or other agreements to which the Stockholder is a party with respect to the voting or transfer of capital stock of the Company.

(iii) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (assuming the due authorization, execution and delivery of this Agreement by Parent), except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable principles.

(iv) The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any organizational documents of the Stockholder (as applicable), (ii) violate any Law applicable to the Stockholder, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled under any Law or any provision of any agreement or other instrument binding on the Stockholder or (iv) result in the imposition of any Encumbrance on any asset of the Stockholder, except in the case of each of clauses (ii) through (iv) as would not materially and adversely affect the Stockholder’s ability to perform its obligations hereunder.

(v) There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its properties or assets (including the Stockholder’s Subject Shares) that impairs or restricts in any material respect or prohibits (or, if successful, would impair, restrict or prohibit) the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(vi) The Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(b)           Parent hereby represents and warrants to, and agrees with, the Stockholder that Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (assuming the due authorization, execution and delivery of this Agreement by the Stockholder), except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable principles.

(7)           Transfers.  Other than as contemplated by this Agreement, and until the termination of this Agreement, the Stockholder shall not (A) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger, (B) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or (C) commit or agree to take any of the foregoing actions; provided that nothing in this Agreement shall prohibit the Stockholder from Transferring any of the Subject Shares to any Person that agrees in a writing reasonably satisfactory to Parent to be bound by the terms of this Agreement.

(8)           Fiduciary Responsibilities.  Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit the rights and obligations of the Stockholder in his capacity as a director or officer of the Company from taking any action solely in his capacity as a director or officer of the Company, and no action taken by the Stockholder in any such capacity shall be deemed to constitute a breach of any provision of this Agreement.

(9)           Street Name Subject Shares.  The Stockholder shall deliver a letter to each financial intermediary or other Person through which the Stockholder holds Subject Shares that informs such Person of the Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

(10)           Termination. Except as otherwise provided herein, this Agreement and the covenants and agreements contained herein (including, without limitation, the appointments pursuant to Section 2(b) and  Section 4) shall terminate, and no party shall have any rights or obligations hereunder, upon the earlier of (i) the termination of the Merger Agreement pursuant to Article VIII thereof, (ii) the Effective Time, (iii) the date of any change or amendment to the Merger Agreement (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that adversely affects the Stockholder in any material respect; (iv) the date of any change or amendment of the Merger Agreement that (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that results in a decrease in the Merger Consideration or that results in a change in the form of consideration to be paid by the Parent other than as contemplated by the terms of the Merger Agreement; and (iv) the written agreement of the parties to terminate this Agreement.  Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

(11)           Waiver of Appraisal Rights. The Stockholder hereby waives and agrees not to exercise any appraisal rights the Stockholder may have pursuant to the DGCL relating to the Merger and the Merger Agreement.

(12)           Miscellaneous.

(a)           Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

(b)           Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) on the date when received in hand if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile with confirmed receipt, or if transmitted after 5 p.m. local time of the recipient or on a non-Business Day, then on the next Business Day, or (iii) on the next Business Day if sent by a nationally recognized overnight delivery service, such as Federal Express, charges prepaid: (A) if to the Stockholder, to the address set forth for the Stockholder on the signature page to this Agreement, and (B) if to the Company or Parent, in accordance with the provisions of the Merger Agreement, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

(c)           Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

(d)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of an executed counterpart signature page shall be deemed an original.

(e)           Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  Underscored references to Sections shall refer to those portions of this Agreement. Time is of the essence of each and every covenant, agreement and obligation in this Agreement.

(f)           APPLICABLE LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW.

(g)           Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

(h)           Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

(i)           Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Therefore, Parent shall, in addition to any other claims or actions for damages or other remedies, be entitled to seek specific performance, injunction or other equitable remedies in connection with any breach or violation by Stockholder of this Agreement.

(j)           Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings among the parties.

(k)           JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, WITH RESPECT TO ANY OF THE MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12(b) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

(l)           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(m)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

THE MIDDLEBY CORPORATION

By:	/s/ Timothy J. FitzGerald
Name:	Timothy J. FitzGerald
Title:	Vice President and Chief Financial Officer

[Parent Signature Page to Stockholder Voting and Support Agreement]

STOCKHOLDERS

/s/ Richard E. Perlman
Richard E. Perlman

OvenWorks LLLP

By:	/s/ Richard E. Perlman
Richard E. Perlman, Manager

/s/ James K. Price
James K. Price

/s/ J. Thomas Presby
J. Thomas Presby

/s/ William A. Shutzer
William A. Shutzer

/s/ Raymond H. Welsh
Raymond H. Welsh

/s/ Anthony Stuart Jolliffe
Sir Anthony Stuart Jolliffe

/s/ James W. DeYoung
James W. DeYoung

/s/ Paul P. Lehr
Paul P. Lehr

/s/ J. Miguel Fernandez De Castro
J. Miguel Fernandez De Castro

/s/ Stephen J. Beshara
Stephen J. Beshara

/s/ Dennis J. Stockwell
Dennis J. Stockwell

SCHEDULE A

Stockholder	Shares Directly Owned*	Shares Not Directly Owned but for which Stockholder has sole voting power	Voting Percentage **
Richard E. Perlman	1,688,187	432,185 (through OvenWorks LLLP); 32,693 (through Oven Management, Inc.)	7.08%
James K. Price	1,720,879		5.66%
J. Thomas Presby	118,928.39%
William A. Shutzer	1,748,484		5.75%
Raymond H. Welsh	40,431.13%
Sir Anthony Jolliffe	17,630.06%
James W. DeYoung	2,500	291,840 (through a family limited partnership	.98%
Paul P. Lehr	0		0%
J. Miguel Fernandez de Castro	31,583.10%
Stephen J. Beshara	32,984.11%
Dennis J. Stockwell	17,435.06%
			0
Total	5,419,041	756,718	20.32%

*           Does not include shares underlying options or restricted stock units which have not been issued as of the date of this Agreement

**           Based on 30,390,471 shares outstanding as of the date of this Agreement

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